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                                                                    EXHIBIT 99.1


[AVALONBAY LETTERHEAD]





                                           October 9, 2001


Dear Stockholder:

I am writing to notify you that we have suspended our Dividend Reinvestment and Stock Purchase Plan (the "Plan") until further notice. Accordingly, stockholders will not be able to purchase shares of AvalonBay common stock under the Plan, whether with an optional cash payment or a reinvestment of dividends, on October 15, 2001 or on any later dividend payment date until we announce that we have resumed the Plan.

Any shares that our transfer agent and plan administrator now holds for you under the Plan will continue to be held under the Plan unless you request otherwise. Please contact our transfer agent and plan administrator at the following address with any questions:

                    First Union National Bank
                    Attention: Shareholder Services Group
                    1525 West W.T. Harris Boulevard, 3C3
                    Charlotte, North Carolina 28288-1153

                    You may call First Union at (800) 829-8432.

Any funds submitted in anticipation of the October 15, 2001, payment date will be promptly returned by First Union.

We thank you for your continued support and interest in AvalonBay.

                                           Sincerely,

                                           BRYCE BLAIR
                                           Chief Executive Officer and President